UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FirstFlight, Inc.
(Name of Registrant as Specified In Its Charter)
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FIRSTFLIGHT, INC.
101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, Pennsylvania 18641

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2009

To the Stockholders of
FirstFlight, Inc.:

The Annual Meeting of Stockholders of FirstFlight Inc. will be held in the offices of Wachtel & Masyr, LLP, located at 110 East 59th Street, New York, NY 10022, on Thursday, June 18, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To transact such other business as may come before the annual meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on May 14, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Only stockholders of record at the close of business on Thursday, May 14, 2009, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.  In order to vote at the annual meeting, a stockholder of record, or his, her or its proxy, must be physically present at the annual meeting.

By Order of the Board of Directors /s/ Ronald J. Ricciardi Ronald J. Ricciardi President and Chief Executive Officer
May 18, 2009

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.  THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

FIRSTFLIGHT, INC.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of FirstFlight, Inc., a Nevada corporation, for use at the annual meeting of stockholders to be held on Thursday, June 18, 2009, at 10:00 Eastern Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

Location of Annual Meeting

The annual meeting will be held at the offices of Wachtel & Masyr, LLP, which are located at 110 East 59th Street, New York, New York 10022.

Principal Executive Offices

Our principal executive offices are located at 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, and our telephone number is (570) 457-3400.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about May 18, 2009 to all stockholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Stockholders of record at the close of business on May 14, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting.  We have one class of shares outstanding, designated as common stock, $0.001 par value per share.  As of the record date, 33,754,453 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners.  Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or
•	attending the annual meeting and voting in person.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting.  Our bylaws provide that a quorum will exist at the annual meeting if the holders of a majority of the shares of our common stock entitled to vote are present, in person or by proxy, at the annual meeting.

Voting

Each stockholder is entitled to one vote for each share held as of the record date.  A stockholder may vote at the annual meeting by attending the meeting and voting in person or by submitting a proxy.  When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies.

If no specific instructions are given, all shares represented by proxies will be voted:

•	FOR the election of the five nominees for directors named in this proxy statement

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Vote Required

The table below shows the vote required to approve the proposal described in this proxy statement, assuming the presence of a quorum at the annual meeting.

Proposal	Vote Required

1. Election of five directors	Plurality of the votes duly cast at the annual meeting

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting.

Abstentions will have no effect on the election of directors.

Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of such shares brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters.  A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.  Because the proposal to elect directors is considered to be a “routine” matter, it cannot give rise to broker non-votes.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed our 2009 annual report to stockholders with this proxy statement.  Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, is included in the 2009 annual report.  The 2009 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	writing to us at 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary;

•	telephoning us at (570) 457-3400; or

•	visiting our website at www.fflt.com under the heading “Investor Relations.”

You can also obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008 and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

Any information contained on our website is not a part of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2009

As required by the rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available on the Internet.

The proxy statement and annual report to security holders are available at www.FFLT.com/investorrelations/secfilings

 For directions on how to attend the annual meeting and vote in person, please review the “Voting” section on page 2 of this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors

Our articles of incorporation and bylaws provide for a board of directors consisting of no less than one and no more than eleven directors.  The number of directors is currently fixed at five.  If elected the five directors will hold office for a one-year term until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Based on the recommendation of the Nominating Committee, we have nominated Ronald J. Ricciardi, Donald Hecht, Jeffrey B. Mendell, Alvin S. Trenk, and William B. Wachtel, all of whom are currently serving as directors.

We recommend the election of the five nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of Messrs. Ricciardi, Hecht, Mendell, Trenk, and Wachtel.

Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of the five nominees named below, all of whom are currently serving as directors.  We do not contemplate that any of the nominees will be unable to serve as a director, but if a nominee should not be available for election as contemplated, the proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute appointed by the Board of Directors.  In no event will proxies be voted for more than five nominees.

The following table sets forth certain information, as of the record date, concerning the nominees for election as directors.  The information as to age has been furnished to us by each director nominee.  For information as to the shares of our common stock beneficially owned by each nominee, please review the table under the caption “Security Ownership of Certain Beneficial Holders and Management” in this proxy statement.

Name of Nominee	Age	Director Since	Position / Offices
Ronald J. Ricciardi	47	2004	Chairman of the Board of Directors, President & Chief Executive Officer
Donald Hecht	75	2006	Director
Jeffrey B. Mendell	55	2004	Director
Alvin S. Trenk	79	2004	Director
William B. Wachtel	54	2005	Director

Business History of Director Nominees

Ronald J. Ricciardi – Chairman of the Board, President & Chief Executive Officer

Mr. Ricciardi co-founded a proprietorship named FBO Air on January 17, 2003, which was subsequently incorporated as FBO Air, Inc. on January 2, 2004 in the State of Arizona. This Arizona corporation was merged with and into FirstFlight, Inc., a public ‘‘shell’’ then named Shadows Bend Development, Inc., in a reverse merger transaction on August 20, 2004. Simultaneously with the reverse merger transaction, Mr. Ricciardi was elected as our President, Chief Executive Officer and director and served in such capacities until December 12, 2006. On December 12, 2006, he was elected as Vice Chairman of the Board of Directors.  On March 2, 2009, after completion of our divestiture of Airborne, Inc., Mr. Ricciardi was elected as our President and Chief Executive Officer and in April 2009 he was appointed Chairman of the Board of Directors.

Before joining FBO Air, the Arizona proprietorship, Mr. Ricciardi was President and Chief Executive Officer of P&A Capital Partners, Inc., an entertainment finance company established to fund the distribution of independent films. Mr. Ricciardi was also co-founder, Chairman and Chief Executive Officer of eTurn, Inc., a high technology service provider, for which he developed a consolidation strategy, negotiated potential merger/acquisition candidates, prepared private placement materials and executed numerous private, institutional and venture capital presentations. Mr. Ricciardi also served as President and Chief Executive Officer of Clearidge, Inc., a leading regional consumer product company, where he provided strategic and organizational development, and led a consolidation effort that included 14 transactions, which more than tripled company revenue over four years.  Prior to this, Mr. Ricciardi held management positions at Pepsi-Cola Company and the Perrier Group of America,

William B. Wachtel – Director

Mr. Wachtel was first elected as a director in 2005.  Mr. Wachtel served as Chairman of the Board of Directors until April 2009, when he was succeeded by Mr. Ricciardi.

Mr. Wachtel has been a managing partner of Wachtel & Masyr, LLP, or its predecessor law firm (Gold & Wachtel, LLP), since its founding in August 1984. Such firm serves as our corporate counsel. He is a co-founder of the Drum Major Institute, an organization carrying forth the legacy of the late Reverend Martin Luther King, Jr.

Donald Hecht - Director

Mr. Hecht was first elected as a director in September 2006, and has served in that capacity since then.  Mr. Hecht has, since 1966, been a managing partner of Hecht and Company, P.C., a certified public accounting firm. He previously served on the board of directors of other public companies.

Jeffrey B. Mendell - Director

Mr. Mendell was first elected as a director in September 2004.  Mr. Mendell is, and has been since 1983, the Chairman & Chief Executive Officer of JBM Realty, a private real estate company headquartered in Greenwich, Connecticut. JBM is active in the development, financing and sale of residential and commercial properties. Early in his career, Mr. Mendell was an executive with Citicorp Real Estate, Inc. in New York City and he is a licensed real estate broker in the State of New York.

Alvin S. Trenk - Director

Mr. Trenk was first elected as a director in August 2004.  He also served as Chairman of the Board of Directors from August 2004 to 2005, when he was succeeded by Mr. Wachtel.  Mr. Trenk has served as Chairman and Chief Executive Officer of Air Pegasus since 1981 and, from 1997 to 2003, as Chairman, President and Chief Executive Officer of Sightseeing Tours of America, Inc. and Liberty Helicopters, Inc., privately held corporations operating public use heliports in New York and providing helicopter air tours and charter and air services. Mr. Trenk has also been Chairman and Chief Executive Officer of TechTron, Inc. since 1980. TechTron is a privately owned holding company with investment emphasis on emerging global market opportunities. From 1976 to 1980, Mr. Trenk was Vice Chairman of Kenton Corporation, a diversified publicly-traded corporation, where he also served as President and Chief Executive Officer of Charles Town Turf Club, owner and operator of thoroughbred race tracks in West Virginia, and Chairman and Chief Executive Officer of International Health Company, which owned and operated a national chain of artificial kidney centers.

Fees Paid to Independent Registered Public Accounting Firm

Marcum & Kliegman LLP served as our independent registered public accounting firm for our fiscal year ended December 31, 2008.  The Audit Committee has selected Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  We have been advised by Marcum & Kliegman LLP that it will have a representative present at the annual meeting and will be available to respond to appropriate questions.  We intend to give such representative an opportunity to make a statement if he or she should so desire.

Audit Fees. The aggregate fees billed for professional services rendered by Marcum & Kliegman LLP were approximately $160,000 and $165,000, respectively, for the audits of our annual financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, and the reviews of the financial statements included in our Form 10-Qs and registration statements for those fiscal years.

Audit-Related Fees. No fees were incurred by Marcum & Kliegman LLP for professional services categorized as Audit-Related services for the fiscal years ended December 31, 2008 and 2007.

Tax Fees. No fees were incurred by Marcum & Kliegman LLP for tax compliance services for the fiscal years ended December 31, 2008 and 2007.

All Other Fees. Other than the services described above, no fees were billed for services rendered by Marcum & Kliegman LLP for the fiscal years ended December 31, 2008 and 2007.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors is currently comprised of one member of the Board of Directors, who the Board of Directors has determined is independent under the independence standards of NASDAQ Stock Market and applicable Securities and Exchange Commission rules.  The Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes and financial statement audits.  The specific duties and responsibilities of the Audit Committee are set forth in the Audit Committee charter, a copy of which is available on our website at www.fflt.com under the “Investor Relations” menu.

The Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2008 with our management and our independent registered public accounting firm;

•
discussed with Marcum & Kliegman LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received and discussed the written disclosures and the letter from Marcum & Kliegman LLP required by applicable requirements of the Public Company Oversight Board regarding Marcum & Kliegman LLP’s communications with the audit committee concerning independence, and has discussed with Marcum & Kliegman its independence.

Based on these reviews and discussions with management and our independent registered public accounting firm, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee selects our independent registered public accounting firm annually and has submitted the selection of Marcum & Kliegman LLP for ratification by stockholders at our annual meeting.

Respectfully submitted, Donald Hecht, Chair of Audit Committee Jeffrey B. Mendell Ronald J. Ricciardi

1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2008, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except that Mr. Bleier, a former executive officer, filed one late report disclosing one transaction. In making this statement, we relied solely on the written representations of our directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors held four meetings during 2008.  Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he served.

Director Independence

The Board of Directors uses the independence standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission rules for determining which directors are deemed independent.  The Board of Directors has determined that Donald Hecht and Jeffrey B. Mendell qualify as independent pursuant to these standards.

Committees of the Board of Directors

The Board of Directors has established, among other committees, an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors.  The current Audit Committee charter is available on our website, www.fflt.com under the “Investor Relations” menu.  In addition, a stockholder may receive a written copy of the Audit Committee charter by sending a written request to FirstFlight, Inc., 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary or by telephone at (570) 457-3400.  The Compensation Committee and Nominating Committee do not have written charters.

Audit Committee

The current members of the Audit Committee are Messrs. Hecht, Mendell and Ricciardi.  As discussed above, the Board of Directors has determined that Messrs. Hecht and Mendell are independent pursuant to the independence standards of NASDAQ Stock Market and applicable Securities and Exchange Commission rules.  The Board of Directors has determined that Messrs. Hecht, Mendell and Ricciardi have sufficient knowledge in financial and auditing matters to serve as members of the audit committee.  The Board of Directors has designated Mr. Hecht as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules.

The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication with our independent registered public accounting firm, management and the Board of Directors.  Our Audit Committee charter more specifically sets forth the duties and responsibilities of the Audit Committee.

The Audit Committee is also responsible for preparing the Audit Committee Report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The Audit Committee held four meetings during 2008.  The Audit Committee’s report relating to fiscal year ended December 31, 2008 appears on page 9 of this proxy statement.

Nominating Committee

The current members of the Nominating Committee are Messrs. Hecht, Mendell and Ricciardi.  As discussed above, the Board of Directors has determined that Messrs. Hecht and Mendell are independent pursuant to the independence standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission rules.

The Nominating Committee does not have a formal written charter, however, the Board of Directors, by resolution, granted authority to the Nominating Committee to act on certain matters described herein.

The Nominating Committee is charged with identifying qualified candidates, consistent with criteria approved by the committee, to become directors and recommending that the Board of Directors nominate such qualified candidates for election as directors.  The process followed by the Nominating Committee to identify and evaluate candidates includes requests to our directors, our chief executive officer, and others for recommendations, evaluating biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

In addition to its authority to recommend nominees for election or re-election as directors, the Board of Directors granted the Nominating Committee authority to make recommendations to the Board of Directors as follows:  (i) the criteria regarding the composition of the committees of the Board Directors, such as size, employee and non-employee director membership thereon and the periodic rotation of committee assignments; (ii) the criteria relating to tenure as a director, such as retirement age, limitations on the number of times a director may stand for re-election and the continuation of directors in an honorary or similar capacity; (iii) the criteria for retention of directors, such as attendance at Board of Director and committee meetings, health or the assumption of responsibilities which are incompatible with effective board membership; (iv) the specific amounts of directors’ retainers and meeting fees; (v) the removal of a director under unusual circumstances; (vi) the selection of committee chairpersons, and committee assignments; (vii) the types and functions of the committees of the Board of Directors; and (viii) the procedures, frequency and location of meetings of the Board of Directors.

The Nominating Committee also considers recommendations for nomination to the Board of Directors submitted by stockholders.  Such recommendations for nomination, together with relevant biographical information, should be sent to the following address: FirstFlight, Inc., 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Chairman of the Nominating Committee.  The qualifications of recommended candidates will be reviewed by the Nominating Committee.

If the stockholder desires that a candidate be considered for election at an annual meeting, such recommendation must be made before April 1st of the year so that adequate consideration can be given to such recommendation.  Nominations to fill a vacancy other than at an annual meeting will be considered by the Nominating Committee at any time.

In evaluating the suitability of candidates (other than our executive officers) to serve on the Board of Directors, including stockholder nominees, the Nominating Committee generally seeks candidates who are independent and meet other selection criteria established by the Nominating Committee from time to time.  The Nominating Committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success.  This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The Nominating Committee held no meetings during 2008.

Compensation Committee

The current members of the Compensation Committee are Mr. Mendell and Mr. Trenk.  The Board of Directors has determined that Mr. Mendell is and Mr. Trenk is not independent pursuant to the independence standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission rules.

The Compensation Committee does not have a formal written charter, however, the Board of Directors, by resolution, granted authority to the Compensation Committee to act on certain matters described herein.

The Board of Directors has delegated the following authority to the Compensation Committee: (i) review and, where appropriate, formulate or recommend changes to our stock benefit and executive, managerial or employee compensatory and benefit plans or programs, provided that the authority to adopt or change any compensatory or benefit plan or program will rest with our Board of Directors (unless specifically delegated to the Compensation Committee); (ii) administer, and act as the designated committee under, any stock option, restricted stock, stock purchase or similar plan; and (iii) approve the base salary, bonus or other compensation arrangements of our existing or prospective officers.

The Compensation Committee is responsible for establishing and implementing compensation programs for our executives and directors that further the intent and purpose of our fundamental compensation philosophy and objectives, and performing such other tasks that are consistent with the compensation committee charter.

Because of the small size of our company and the limited number of executive officers, the Compensation Committee has relied on the recommendations of our chief executive officer in determining the amount and form of executive and director compensation.  The Compensation Committee has not used compensation consultants in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held three meetings during 2008.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual stockholder meetings.  All of our directors then in office attended the 2008 annual meeting of stockholders.

Code of Ethics and Policy and Procedure Governing Related Party Transactions

The Board of Directors adopted a Code of Ethics on May 19, 2006, that is applicable to all of our directors, officers and employees, including our principal executive officer.  In addition, the Board of Directors adopted a Policy and Procedure Governing Related Party Transactions on April 26, 2007.  Both the Code of Ethics and the Policy and Procedure Governing Related Party Transactions delegate certain functions to the Audit Committee and the Compensation Committee.  The Code of Ethics is available on our website, www.fflt.com, under the “Investor Relations” menu.  A stockholder may receive a written copy of the Code of Ethics or the Related Party Policy and Procedure by forwarding a written request to FirstFlight, Inc., 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary or by telephone at (570) 457-3400.

Stockholder Communications

Stockholders may send correspondence by mail to the full Board of Directors or to individual directors.  Stockholders should address any such correspondence to the Board of Directors or to the attention of the relevant board members in care of FirstFlight, Inc., 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary.

All stockholder correspondence will be compiled and forwarded as appropriate.  In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board of Directors, one of the aforementioned committees of the Board of Directors, or a member thereof for review.  Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our executive officer or his designees and will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS

Current Executive Officers

Our only current executive officer is Ronald J. Ricciardi, who serves as our Chairman of the Board of Directors, President and Chief Executive Officer.  Mr. Ricciardi serves at the discretion of the Board.  Mr. Ricciardi’s business experience is outlined in the section entitled “Business History of Director Nominees” under the caption “Proposal One: Election of Directors” on page 5 of this Proxy Statement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2008.  For fiscal year 2008, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers for purposes of this proxy statement:

•	John H. Dow, held the titles of President, Chief Executive Officer and Chief Operating Officer during 2008;

•	Keith P. Bleier, held the titles of Senior Vice President, Vice President of Finance and Chief Financial Officer and Chief Accounting Officer during 2008; and

•	Ronald J. Ricciardi, held the title of Vice Chairman of the Board of Directors during 2008 and now serves as our Chairman of the Board of Directors, President and Chief Executive Officer.

Summary Compensation Table for Fiscal Year 2008

The following table shows information regarding the compensation paid to our named executive officers for services rendered in all capacities during the fiscal years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

Ronald J. Ricciardi, Vice Chairman of the Board	2008 2007	130,417 125,000	-- --	-- 97,400	26,365 33,895	156,782 256,295

John H. Dow, President and Chief Executive Officer (5)	2008 2007	150,000 150,000	83,333 100,000	-- 99,600	26,365 34,365	259,698 383,965

Keith P. Bleier, Senior VP, CFO and CAO (6)	2008 2007	191,013 188,100	-- --	72,500 82,500	22,765 27,060	286,278 297,660

1.
Before his resignation, effective March 2, 2009, Mr. Dow received a base salary of $150,000 and a guaranteed bonus of $100,000; effective November 1, 2008, Mr. Dow agreed to temporarily forego his guaranteed bonus until further notice in connection with a cost-reduction program.  Mr. Ricciardi received a base salary of $125,000 in 2007 through October 31, 2008 and $175,000.  Effective November 1, 2008, Mr. Ricciardi agreed to temporarily forego 10% of his salary until further notice in connection with a cost-reduction program.  Before his resignation effective December 31, 2008, Mr. Bleier received a base salary of $185,000 with annual increases of 5% effective September 1st of each year.

2.
Mr. Dow received an option to purchase 250,000 shares on September 23, 2007.  The options vested immediately and were exercisable for five years from the date of grant.  The option was priced at $0.40 per share, the closing sales price of the common stock on September 22, 2007.   All such options were forfeited by Mr. Dow as a condition to the consummation of the Airborne divestiture.

Mr. Ricciardi received an option to purchase 250,000 shares on April 1, 2007.  The option vested immediately and is exercisable for five years from the date of grant.  The option was priced at $0.39 per share, the closing sales price of the common stock on April 1, 2007.

Mr. Bleier received an option to purchase 250,000 shares effective September 15, 2008 and 2007.  Each option award vest after one year and are exercisable for five years from the date of vesting.  The 2008 and 2007 options were priced at $0.29 and $0.33 per share, the closing sales price of the common stock on September 14, 2008 and 2007, respectively.  Mr. Bleier’s final option (issued September 15, 2008) was forgone upon his resignation effective December 31, 2008.  Mr. Bleier’s remaining option awards expired on March 31, 2009.  All options were valued using the Black-Scholes model.

3.
These amounts do not reflect actual value realized by the recipient.  In accordance with Securities and Exchange Commission rules, the amount in this column for each year represents the portion of stock options granted to our named executive officers, including those made in prior years, which were expensed pursuant to SFAS 123R.  See Note 6 to our audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 under the subheading “Stock Based Compensation” and Note 3 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the subheading “Stock Based Compensation” for the assumptions we used in valuing and expensing these stock options in accordance with SFAS 123R.

4.
Mr. Dow received the use of an automobile and related expenses paid by us; Mr. Ricciardi receives an auto allowance of $1,000 per month and Mr. Bleier received an auto allowance of $700 per month.  Each of Messrs Dow, Ricciardi and Bleier receive health insurance coverage paid by us estimated at a value of $1,000 per month.  Each of Messrs Dow, Ricciardi and Bleier receive life insurance coverage paid by us estimated at a value of $197 per month.  We have the option to match employee contributions to our 401k Plan.  In 2008 and 2007, Mr. Dow received matching contributions of approximately $4,000.  Mr. Ricciardi received matching contributions of approximately $3,500 and $4,100 in 2008 and 2007, respectively.  Mr. Bleier received matching contributions of approximately $4,300 and $0 in 2008 and 2007, respectively.

5.
Mr. Dow resigned as our President and Chief Executive Officer and as a director effective with the March 2, 2009 divestiture of Airborne, Inc., our former wholly owned subsidiary, which was divested in a share exchange transaction on March 2, 2009 (more particularly described below in this proxy statement under the heading “Certain Relationships and Related Person Transactions”).

6.	Mr. Bleier resigned as our Senior Vice President and Chief Financial Officer effective December 31, 2008.

Outstanding Equity Awards at December 31, 2008

The following table shows information regarding the number of unexercised stock options at December 31, 2008.

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Ronald J. Ricciardi	250,000 250,000 250,000		1.60 0.50 0.39	03/31/2010 03/31/2011 03/31/2012

John H. Dow	250,000 250,000		0.40 0.40	09/22/2011 09/22/2012

Keith P. Bleier	250,000 250,000 250,000	250,000 (2)	0.60 0.33 0.29	09/15/2012 09/15/2013 09/15/2014

1.
As part of his employment agreement, Mr. Ricciardi: (a) received on April 1, 2005 an option for 250,000 shares at $1.60 per share, the closing sales price of the common stock on March 31, 2005, which is currently exercisable; (b) received on April 1, 2006 an option for 250,000 shares at $0.50 per share, the closing sales price on March 31, 2006, which is currently exercisable; and (c) received as of April 1, 2007 an option for 250,000 shares at $0.39 per share, the closing sales price on March 31, 2007, which is currently exercisable.

As part of his employment agreement, Mr. Dow: (a) received on September 23, 2006 an option for 250,000 shares at $0.40 per share, the closing sales price of the common stock on September 22, 2006, which is currently exercisable; and (b) received on September 23, 2007 an option for 250,000 shares at $0.40 per share, the closing sales price of the common stock on September 22, 2007, which is currently exercisable.  All of the previously mentioned options were forfeited by Mr. Dow as a condition to the consummation of our divestiture of Airborne, Inc.

As part of his employment agreement, Mr. Bleier: (a) received on September 15, 2006 an option for 250,000 shares at $0.60 per share, a negotiated price, which became exercisable on September 15, 2007; (b) received on September 1, 2007 an option for 250,000 shares priced at $0.33 per share, the closing sales price of the common stock on September 14, 2007, which is currently exercisable; and (c) received on September 15, 2008 an option for 250,000 shares priced at $0.29 per share, the closing sales price as of September 14, 2008.  This final option was forfeited by Mr. Bleier upon his resignation effective December 31, 2008 and the remaining unexercised options expired on March 31, 2009.

Each set of the aforementioned options was originally set to expire five years from its respective date of vesting.  We have never re-priced any option (including those in the table) or otherwise modified any such option (such as by extension of exercise periods, the change of vesting or forfeiture conditions or the change or elimination of applicable performance criteria).

2.	This option was to vest on September 1, 2009. Mr. Bleier forfeited this option upon his resignation effective December 31, 2008.

Director Compensation for 2008

The following table shows information regarding the compensation paid to our-non-employee directors for their service during the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)(4)	Total ($)

William B. Wachtel	4,000	2,000	6,000

Donald Hecht	4,000	2,000	6,000

Jeffrey B. Mendell	4,000	2,000	6,000

Alvin S. Trenk	4,000	2,000	6,000

William R. Colaianni (5)	4,000	2,000	6,000

Thomas Iovino (6)	4,000	2,000	6,000

Stephen B. Siegal (7)	4,000	2,000	6,000

1.
John H. Dow was ineligible to receive compensation for his service as a director because he served as our President and Chief Executive Officer until his resignation effective March 2, 2009.  Ronald J. Ricciardi was ineligible to receive compensation for his service as a director because he served as our Vice Chairman.  Mr. Ricciardi now serves as our Chairman of the Board of Directors, President and Chief Executive Officer.

2.
Unless otherwise waived by a director, each non-employee directors is entitled to a fee of $1,000 per board meeting and $750 and $500 per committee meeting for committee chairman and committee member, respectively.  Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors.

3.
Each non-employee director is eligible to be granted an annual option to purchase shares of our common stock. On December 1, 2008, the Compensation Committee granted each non-employee director an option to purchase 25,000 shares of our common stock.  The options were priced at $0.08 per share, which was the closing sales price of our common stock on December 1, 2008.  The options may be exercised until November 30, 2013.

4.	The table below presents the aggregate number of stock option outstanding for each of our non-employee directors as of December 31, 2008.

Stock Option Awards

William B. Wachtel	100,000
Donald Hecht	75,000
Jeffrey B. Mendell	100,000
Alvin S. Trenk	100,000
William R. Colaianni	100,000
Thomas Iovino	75,000
Stephen B. Siegal	75,000

5.	Mr. Colaianni resigned from the Board of Directors effective January 5, 2009.

6.	Mr. Iovino resigned from the Board of Directors effective March 5, 2009.

7.	Mr. Siegal resigned from the Board of Directors effective March 4, 2009.

Employment and Change-in-Control Agreements

On January 2, 2004, FBO Air, Inc. entered into an employment agreement with Mr. Ricciardi (the “Employment Agreement”) to serve as its President and Chief Executive Officer.  This corporation was merged with and into FirstFlight, Inc., a public ‘‘shell’’ then named Shadows Bend Development, Inc., in a reverse merger transaction on August 20, 2004. Simultaneously with the reverse merger transaction, Mr. Ricciardi was elected as our President and Chief Executive Officer, subject to his Employment Agreement.

Under his Employment Agreement, Mr. Ricciardi is entitled to indemnification against any and all claims and/or lawsuits born from the furtherance of his duties as our executive officer.  Mr. Ricciardi is also entitled premium health insurance, an automobile allowance and a term life insurance policy paid for by us.  Mr. Ricciardi is obligated to not disclose our confidential information even after the term of his employment.

The Employment Agreement provides that we may terminate such agreement, upon ten days’ prior written notice, without cause. In such event, Mr. Ricciardi is entitled to one-year’s base salary as severance, in addition to his incentive bonus on a pro rata basis and to participate in non-cash employee benefit plans for a period of six months. The Employment Agreement contains a change of control provisions which involves the occurrence of one of these following events (i) the sale of all of substantially all of our assets, (ii) a merger or consolidation of us in which the then stockholders of us own less than 50% of the shares of stock of the surviving corporation, or (iii) the sale of two-thirds or more of the outstanding shares of our common stock in one transaction. If the employee leaves within one year of the occurrence of the change of control event, then Mr. Ricciardi will have his unvested stock options vest and be covered for six months under our non-cash employee benefit plans.

On March 31, 2005, the Board of Directors authorized execution of the First Amendment to the Employment Agreement effective April 1, 2005 (the ‘‘First Amendment’’). The First Amendment provided that Mr. Ricciardi’s employment under the Employment Agreement was effective April 1, 2005 and would continue for three years thereafter subject to automatic one-year renewals, unless terminated by either party upon 90 days’ notice prior to the start of any renewal period. The First Amendment increased his base salary to $175,000. Mr. Ricciardi was to be granted an option each April 1st during the initial term to purchase 250,000 shares of our common stock. The first option was granted effective April 1, 2005, the second option was granted effective April 1, 2006 and the third option was granted effective April 1, 2007.

On December 12, 2006, the Board of Directors authorized execution of the second amendment to his Employment Agreement effective as of that date reflecting that Mr. Ricciardi was elected as Vice Chairman of the Board by the Board of Directors and, effective January 1, 2007, Mr. Ricciardi’s base salary was adjusted to $125,000 and the initial term of his amended Employment Agreement was extended to March 31, 2009.

As of December 31, 2008, our future severance commitments to Mr. Ricciardi are in the aggregate approximately $175,000.

Additional Narrative Disclosure Regarding Compensation

We do not offer a defined retirement or pension plan.  Our 401-k plan covers all of our employees. Our 401(k) plan contains an option for us to match each participant's contribution. Any company contribution vests in equal installments over a five-year period. During 2008 and 2007, we matched participant contributions at a rate of 50% of the first 6% of participant deferrals.  Our contributions to the 401(k) plan totaled approximately $122,000 and $103,000 for the years ended December 31, 2008 and 2007, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table presents certain information as of April 24, 2009 regarding the beneficial ownership of our common stock by:

•	Each of our current executive officers and directors;

•	All of our current directors and executive officers as a group; and

•	Each other person or entity known by us to own beneficially 5% or more of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)

Ronald J. Ricciardi (2)	1,893,575 (3)	5.5%
c/o FirstFlight, Inc.
101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, Pennsylvania 18641

William B. Wachtel (4)	7,005,243 (5)	19.7%
c/o Wachtel & Masyr, LLP
110 East 59th Street
New York, NY 10022

Donald Hecht (4)	316,700 (6)	--
c/o Hecht and Company, P.C.
111 West 40th Street
20th Floor
New York, NY 10018

Jeffrey B. Mendell (4)	335,293 (7)	1.0%
c/o JBM Realty Capital Corp.
100 Putnam Green
Greenwich, CT 06830

Alvin S. Trenk (4)	1,847,944 (8)	5.3%
350 East 79th Street
Apartment 38C
New York, NY 10021

John H. Dow (9)	0	--
c/o Airborne, Inc.
236 Sing Sing Road
Horseheads, New York 14845

Keith P. Bleier (10)	0	--
c/o Fleischer’s Bagels, Inc.
1688 North Wayneport Road
Macedon, New York 14502

Martin Sands and Steven Sands	3,578,029 (11)	10.5%
c/o Laidlaw & Company (UK) Ltd.
90 Park Avenue
New York, NY 10016

Peter Nordin	1,957,359(12)	5.7%
Bakkerevej OA
Snekkersten, Denmark

All directors and officers	12,556,736	31.2%
As a group (5 in number)

(1)
The percentages computed in the table are based upon 33,764,453 shares of our common stock, which were outstanding on April 24, 2009. Effect is given, pursuant to Rule 13-d(1)(i) under the Exchange Act of 1934, as amended, to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of April 24, 2009. Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

(2)	Ronald J. Ricciardi serves as our President and Chief Executive Officer and also serves as the Chairman of the Board of Directors.

(3)
The shares of our common stock reported in the table include: (a) 250,000 shares issuable upon the exercise of an option expiring March 31, 2010; (b) 250,000 shares issuable upon the exercise of an option expiring March 31, 2011; (c) 250,000 shares issuable upon the exercise of an option expiring March 31, 2012; and (d) 100,000 shares issuable upon the exercise of a warrant expiring August 31, 2011.  Each of the three options and the warrant is currently exercisable.

(4)	The reporting person is a director of FirstFlight.

(5)
The shares of our common stock reported in the table include: (a) 208,336 shares issuable upon the exercise of a warrant expiring March 31, 2010, which is currently exercisable; (b) 800,000 of the 1,200,000 shares subject to a warrant expiring September 22, 2010, which portion is currently exercisable; (c) 750,000 shares issuable upon the exercise of a warrant expiring August 31, 2011, which is currently exercisable; (d) 25,000 shares issuable upon the exercise of an option expiring December 12, 2010, which is currently exercisable; and (e) 25,000 shares issuable upon the exercise of an option expiring April 18, 2012, which is currently exercisable. The shares of our common stock reported in the table do not reflect (x) 333,400 shares of our common stock and (y) 200,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 (which is currently exercisable) acquired by Wachtel & Masyr, LLP, which provides us with certain legal services. Mr. Wachtel is a managing partner of such firm, but does not have sole dispositive or voting power with respect to such securities.

(6)
The shares of our common stock reported in the table include: (a) 100,000 shares issuable upon the exercise of a warrant expiring August 31, 2011, which is currently exercisable; and (b) 25,000 shares issuable upon the exercise of an option expiring April 18, 2012, which is currently exercisable.

(7)
The shares of our common stock reported in the table include: (a) 50,000 shares issuable upon the exercise of an investor warrant expiring March 31, 2010, which is currently exercisable; (b) 25,000 shares issuable upon the exercise of an option expiring December 12, 2010, which is currently exercisable; and (c) 25,000 shares issuable upon the exercise of an option expiring April 18, 2012, which is currently exercisable.

(8)
The shares of our common stock reported in the table include: (a) 400,000 shares of the 1,200,000 shares subject to a warrant expiring September 22, 2010, which portion is currently exercisable; (b) 25,000 shares issuable upon the exercise of an option expiring September 29, 2009, which is currently exercisable; (c) 500,000 shares issuable upon the exercise of a warrant expiring August 31, 2011, which is currently exercisable; and (d) 25,000 shares issuable upon the exercise of an option expiring April 18, 2012, which is currently exercisable.

(9)	Mr. Dow resigned as our President, Chief Executive Officer and director on March 2, 2009.

(10)	Mr. Bleier resigned as our Senior Vice President, Chief Financial Officer and Chief Accounting Officer effective December 31, 2008.

(11)
Each of Martin Sands and Steven Sands has dispositive power and voting power with respect to the shares of our common stock (including the shares issuable upon the exercise of warrants) owned by Sands Brothers Venture Capital LLC and three other Sands Brothers funds. None of these funds individually owns more than 5% of the outstanding shares of our common stock as of April 24, 2009. As a result of the Sands possessing such dispositive and voting powers each may be deemed the beneficial owner with respect to the shares of our common stock held by each of these stockholders. However, each disclaims beneficial ownership of these shares.

(12)
Peter Nordin beneficially owns (a) 556,877 shares of our common stock and (b) 150,000 shares issuable upon the exercise of a warrant expiring March 31, 2010, which is currently exercisable.  Peter Nordin APS owns (a) 938,815 shares of our common stock and (b) 266,667 shares issuable upon the exercise of a warrant expiring March 31, 2010, which is currently exercisable.  Peter Nordin may be deemed the beneficial owner of both the shares he owns personally and those of Peter Nordin APS because he has sole dispositive power and sole voting power of the shares owned by Peter Nordin APS.

We are not aware of any arrangements, including any pledge by any person of shares of our common stock, the operation of which may at a subsequent date result in a change in control.  Nor is any director aware of any change in control which has occurred during 2008.

Certain Relationships and Related Person Transactions

The firm of Wachtel & Masyr, LLP provides certain legal services to us. William B. Wachtel, our former Chairman of the Board, and current member of the Board of Directors, is a managing partner of such firm.  During fiscal year 2008, we were billed approximately $90,000 by Wachtel & Masyr, LLP for legal services.

On March 2, 2009, we entered into a Share Exchange Agreement with Airborne, Inc., our former wholly owned subsidiary, John H. Dow, our former President and Chief Executive Officer, and Daphne Dow, pursuant to which we divested our ownership interest in Airborne.  Mr. Dow resigned immediately preceding the agreement.  Prior to the consummation of the Share Purchase Agreement, Airborne was our wholly-owned subsidiary. Airborne owns and operates an aircraft management and charter business.  Pursuant to the terms and conditions of the Share Exchange Agreement, Mr. and Mrs. Dow exchanged all of their 3,418,534 individually and jointly owned shares of our common stock, valued at $239,297 on the date of the agreement, and all of their options and warrants to purchase 1,100,000 shares of our common stock owned by them in exchange for all of the issued and outstanding shares of Airborne common stock owned by us.   As a result of the consummation of the Share Exchange Agreement, Mr. and Mrs. Dow became the sole owners of Airborne.  Concurrent with the consummation of the Share Exchange Agreement, Airborne also assumed all pre- and post-closing rights and obligations of us under lease agreements for our IST Center and our 236 Sing Sing Road, Horseheads, New York location.  We did not obtain a third party valuation with respect to this transaction.

Simultaneous with the consummation of the Share Exchange, we made a non-interest bearing loan to Airborne of $750,000 pursuant to a Loan Agreement dated March 2, 2009 (the “Airborne Loan Agreement”).  Under the Airborne Loan Agreement, we made a commitment to loan Airborne an aggregate amount up to $750,000. $500,000 of such amount was loaned by us to Airborne on March 2, 2009, and the balance of which was loaned by us to Airborne on March 12, 2009, upon the satisfactory achievement by Airborne of certain agreed upon targets. Beginning on September 1, 2009, and continuing the first day of each month thereafter until July 31, 2015, Airborne will pay us equal payments of $10,500 under the Airborne Loan Agreement. Beginning on August 1, 2015 and continuing the first day of each month thereafter, the monthly payment by Airborne to us under the Airborne Loan Agreement shall be $8,000.  The Airborne Loan Agreement did not contain any personal guarantees from the shareholders of Airborne.  Balances due under the Airborne Loan Agreement are to be repaid from the cash flow of Airborne.  Due to uncertainties in the charter business, management is in the process of evaluating the collectability of this loan.  The Airborne Loan Agreement provides that in the event of a subsequent sale of Airborne or its assets, the proceeds of such sale shall be used first to repay Airborne’s existing credit facility with Five Star Bank and next to repay any outstanding principal under the Airborne Loan Agreement.  In addition, the Airborne Loan Agreement provides that we will share a percentage of any remaining available sale proceeds, the amount of which will vary depending on the timing of a sale transaction.

Immediately prior to entering into the Airborne Loan Agreement described above, EuroAmerican Investment Corp. loaned us an aggregate amount of up to $750,000 for the purpose of funding the Airborne Loan Agreement.  The EuroAmerican loan is evidenced by a promissory note delivered by us to EuroAmerican with a maturity date of March 2, 2011.  The unpaid principal amount under the promissory note accrues interest at the annual rate of 12% and is payable in monthly interest payments until maturity, at which time the entire principal balance and any accrued but unpaid interest is payable in full.  Two members of our Board of Directors, William B. Wachtel and Alvin S. Trenk, issued personal guarantees in connection with the EuroAmerican Loan.

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2010 annual meeting of stockholders, stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement.  Thus, for the 2010 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than January 18, 2010.  Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2010 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2010 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than April 3, 2010. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2010 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to be presented for action at the 2009 annual meeting.  Should any other matter come before the 2009 annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors /s/ Ronald J. Ricciardi Ronald J. Ricciardi President and Chief Executive Officer
May 18, 2009

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRSTFLIGHT, INC.

The undersigned appoints Ronald J. Ricciardi and William B. Wachtel as proxies with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of FirstFlight, Inc. held of record by the undersigned at the close of business on May 14, 2009 at the 2009 Annual Meeting of Stockholders of FirstFlight, Inc. to be held on June 18, 2009 or at any adjournments or postponements thereof.

The undersigned shall attend the Annual Meeting in person	Yes ☐	No ☐

(Continued, and to be marked, dated and signed as instructed on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, IT WILL BE VOTED “FOR” THE PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRSTFLIGHT, INC.
Please mark your votes like this: ☒

Proposals – The Board of Directors recommends a vote FOR the listed nominees.

1. ELECTION OF DIRECTORS:	FOR	WITHHOLD AUTHORITY
01 – DONALD HECHT 02 –JEFFREY B. MENDELL 03 – RONALD J. RICCIARDI 04 – ALVIN S. TRENK 05 – WILLIAM B. WACHTEL	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2009

The proxy statement and annual report to security holders are available at www.FFLT.com/investorrelations/secfilings

 For directions on how to attend the annual meeting and vote in person, please review the “Voting” section of the proxy statement.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature _________________________________  Signature _______________________________   Date___________________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrators, trustees or guardians, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by individual person.